EXHIBIT 99.2

Rhythm Pharmaceuticals Announces Preliminary Data from Phase 2 Trial that Showed RM-718 Demonstrated Positive Efficacy Signal in Acquired Hypothalamic Obesity
-- -11.6% mean reduction in BMI from baseline at Week 16 (n=7) --
-- BMI reductions consistent with setmelanotide and bivamelagon --
-- Management to host conference call to discuss second quarter 2026 financial results and business update today at 8:00 a.m. ET --
BOSTON, August 4, 2026 – Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM), a global commercial-stage biopharmaceutical company focused on transforming the lives of patients living with rare neuroendocrine diseases, today announced preliminary results from the ongoing Phase 2 trial evaluating RM-718, Rhythm’s investigational once-weekly MC4R agonist, in patients with acquired hypothalamic obesity (HO).
“These encouraging results suggest that RM-718 has the potential to deliver clinically meaningful BMI reductions in patients with acquired HO,” said David Meeker, M.D., Chair, President and Chief Executive Officer of Rhythm Pharmaceuticals. “The magnitude of BMI reduction observed to date is consistent with what we have seen with both setmelanotide and bivamelagon at similar treatment durations. Importantly, we have observed very limited hyperpigmentation, with two mild cases reported isolated to the injection site. We look forward to continuing to advance RM-718 as a potential next-generation treatment option for patients living with rare MC4R pathway diseases.”
Eleven patients with acquired HO were enrolled in the ongoing, open-label trial. Key preliminary findings include:
•-11.6% reduction in mean BMI from baseline (n=7) after 16 weeks of RM-718;
•RM-718 efficacy results at 16 weeks comparable to mean BMI reduction of -10.1% with bivamelagon (600 mg dose; n=7) at 14 weeks and -10.1% BMI reduction with setmelanotide at 16 weeks (n=64 patients in Phase 2 and 3 trials); and
•Two (2) mild instances of hyperpigmentation were reported and were limited to the injection site, with no generalized hyperpigmentation observed.
RM-718 was generally well tolerated, with the most common adverse events being injection site reactions, nausea, and vomiting.
Eight (8) patients remained on active treatment as of July 16, 2026, including two (2) patients who had not yet reached 16 weeks on therapy. Two participants discontinued treatment due to adverse events: injection site induration and nausea. One patient withdrew from the extension portion of the trial.
About RM-718
RM-718 is an investigational, weekly-injectable, MC4R-specific agonist that has demonstrated the potential to reduce body weight and hunger in preclinical studies. RM-718 is designed to be highly selective and MC1R-sparing and thereby reducing the frequency and severity of hyperpigmentation.
Conference Call Information
Rhythm Pharmaceuticals will host a live conference call and webcast at 8:00 a.m. ET today to review its second quarter 2026 financial results and recent business activities. Participants may register for the conference call here. It is recommended that participants join the call ten minutes prior to the scheduled start.
A webcast of the call will also be available under "Events and Presentations" in the Investor Relations section of the Rhythm Pharmaceuticals website at https://ir.rhythmtx.com/. The archived webcast will be available on Rhythm Pharmaceuticals’ website approximately two hours after the conference call and will be available for 30 days following the call.
About Rhythm Pharmaceuticals
Rhythm is a commercial-stage biopharmaceutical company committed to transforming the lives of patients and their families living with rare neuroendocrine diseases. Rhythm’s lead asset, IMCIVREE® (setmelanotide), an MC4R agonist designed to treat hyperphagia and severe obesity, is approved by the U.S. Food and Drug Administration (FDA) to reduce excess body weight and maintain weight reduction long term in adult and pediatric patients aged 4 years and older with acquired hypothalamic obesity, adult and pediatric patients 2 years of age and older with syndromic or monogenic obesity due to Bardet-Biedl syndrome (BBS) or genetically confirmed pro-opiomelanocortin (POMC), including proprotein convertase subtilisin/kexin type 1 (PCSK1), deficiency or leptin receptor (LEPR) deficiency. The European Commission (EC) has authorized setmelanotide for the treatment of obesity and control of hunger in patients 4 years of age and above with acquired hypothalamic obesity; and both the EC and the UK’s Medicines & Healthcare Products Regulatory Agency (MHRA) have authorized setmelanotide for the treatment of obesity and the control of hunger associated with genetically confirmed BBS or genetically confirmed loss-of-function biallelic POMC, including PCSK1, deficiency or biallelic LEPR deficiency in adults and children 2 years of age and above. Additionally, Rhythm is advancing a broad clinical development program for setmelanotide in other rare diseases, as well as investigational MC4R agonists bivamelagon and RM-718, and a preclinical suite of small molecules for the treatment of congenital hyperinsulinism. Rhythm’s headquarters is in Boston, MA.
Setmelanotide Indication
In the United States, setmelanotide is indicated to reduce excess body weight and maintain weight reduction long term in adults and pediatric patients aged 4 years and older with acquired hypothalamic obesity, in adult and pediatric patients aged 2 years and older with syndromic or monogenic obesity due to Bardet-Biedl syndrome (BBS) or Pro-opiomelanocortin (POMC), proprotein convertase subtilisin/kexin type 1 (PCSK1), or leptin receptor (LEPR) deficiency confirmed by genetic testing demonstrating variants in POMC, PCSK1, or LEPR genes that are interpreted as pathogenic, likely pathogenic, or of uncertain significance (VUS).
In the European Union and the United Kingdom, setmelanotide is indicated for the treatment of obesity and the control of hunger associated with genetically confirmed BBS or loss-of-function biallelic POMC, including PCSK1, deficiency or biallelic LEPR deficiency in adults and children 2 years of age and above. In the European Union and the United Kingdom, setmelanotide should be prescribed and supervised by a physician with expertise in obesity with underlying genetic etiology.
Limitations of Use
Setmelanotide is not indicated for the treatment of patients with the following conditions as setmelanotide would not be expected to be effective:

•Obesity due to suspected POMC, PCSK1, or LEPR deficiency with POMC, PCSK1, or LEPR variants classified as benign or likely benign
•Other types of obesity not related to acquired HO, BBS, or POMC, PCSK1 or LEPR deficiency, including obesity associated with other genetic syndromes and general (polygenic) obesity.
Important Safety Information
CONTRAINDICATIONS
Prior serious hypersensitivity to setmelanotide or any of the excipients in IMCIVREE. Serious hypersensitivity reactions (e.g., anaphylaxis) have been reported.
WARNINGS AND PRECAUTIONS
Disturbance in Sexual Arousal: Spontaneous penile erections and increased frequency of penile erections in males have occurred. Inform patients that these events may occur and instruct patients who have an erection lasting longer than 4 hours to seek emergency medical attention.
Depression and Suicidal Ideation: Depression and suicidal ideation have occurred. Monitor patients for new onset or worsening depression or suicidal thoughts or behaviors. Consider discontinuing IMCIVREE if patients experience suicidal thoughts or behaviors, or clinically significant or persistent depression symptoms occur.
Hypersensitivity Reactions: Serious hypersensitivity reactions (e.g., anaphylaxis) have been reported. If suspected, advise patients to promptly seek medical attention and discontinue IMCIVREE.
Skin Hyperpigmentation, Darkening of Pre-existing Nevi, and Development of New Melanocytic Nevi: Generalized or focal increases in skin pigmentation occurred in the majority of IMCIVREE-treated patients. IMCIVREE may also cause development of new melanocytic nevi or darkening of pre-existing nevi. Perform a full body skin examination prior to initiation and periodically during treatment to monitor pre-existing and new pigmented lesions.
Acute Adrenal Insufficiency with Acquired HO: Patients with acquired HO and secondary adrenal insufficiency reported serious adverse reactions related to acute adrenal insufficiency in 5% of IMCIVREE-treated patients and no placebo-treated patients. In patients with secondary adrenal insufficiency, monitor for clinical signs of acute adrenal insufficiency.
Sodium Imbalance in Patients with Acquired HO and Central Diabetes Insipidus: Patients with acquired HO and concomitant central diabetes insipidus (DI)/arginine vasopressin (AVP) deficiency reported hyponatremia in 6% of IMCIVREE-treated patients and 2% of placebo-treated patients and hypernatremia in 5% of IMCIVREE-treated patients and 4% of placebo-treated patients. Monitor serum sodium levels with changes in fluid intake and hydration status. Adjust the doses of concomitant therapies for DI/AVP deficiency as needed.

ADVERSE REACTIONS
Most common adverse reactions (incidence ≥20% in at least 1 indication) included skin hyperpigmentation, injection site reactions, nausea, headache, diarrhea, abdominal pain, vomiting, depression, and spontaneous penile erection.
USE IN SPECIFIC POPULATIONS
Treatment with IMCIVREE is not recommended when breastfeeding. Discontinue IMCIVREE when pregnancy is recognized unless the benefits of therapy outweigh the potential risks to the fetus.
To report SUSPECTED ADVERSE REACTIONS, contact Rhythm Pharmaceuticals at +1 (833) 789-6337 or FDA at 1-800-FDA-1088 or http://www.fda.gov/medwatch. See section 4.8 of the Summary of Product Characteristics for information on reporting suspected adverse reactions in Europe.
Please see the full Prescribing Information for additional Important Safety Information.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the safety, efficacy, potential benefits of, and clinical design or progress of any of our products or product candidates at any dosage or in any indication, including, setmelanotide, bivamelagon, and RM-718; the use of setmelanotide in patients with acquired HO and the success of our commercial launch; our expectations surrounding potential regulatory submissions, progress, or approvals and timing thereof for any of our product candidates, including potential marketing approval and launch in Japan and launches in the European Union and the timing thereof; the commercial growth of IMCIVREE; the estimated market size and addressable population for our drug products, including setmelanotide for the treatment of acquired HO; the future announcement of data from our ongoing clinical trials, including the substudy evaluating setmelanotide for patients with congenital hypothalamic obesity, Part C and Part D of the Phase 1 trial evaluating RM-718, and the open-label Phase 2 trial evaluating setmelanotide in patients with PWS, and ongoing enrollment in our clinical trials; existing or future collaboration agreements; the Company’s business strategy and plans; our anticipated financial performance and financial position for any period of time, including our estimated Non-GAAP Operating Expenses for the year ending December 31, 2026; and the sufficiency of our cash, cash equivalents and short-term investments to fund our operations for at least 24 months; and the timing of any of the foregoing. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, our ability to enroll patients in clinical trials, the design and outcome of clinical trials, the impact of competition, the ability to achieve or obtain necessary regulatory approvals, risks associated with data analysis and reporting, unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, risks associated with the laws and regulations governing our international operations and the costs of any related compliance programs, our ability to successfully commercialize setmelanotide, our liquidity and expenses, our ability to retain our key employees and consultants, and to attract, retain and motivate qualified personnel, and general economic conditions, and the other important factors, including those discussed under the caption “Risk Factors” in Rhythm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and our other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise.

Corporate Contacts:
David Connolly
Head of Investor Relations and Corporate Communications
Rhythm Pharmaceuticals, Inc.
857-264-4280
dconnolly@rhythmtx.com
Kate Walsh
Director, Corporate Communications
Rhythm Pharmaceuticals, Inc.
(857) 264-4280
kwalsh@rhythmtx.com